SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM 8-K


Current Report Under to Section 13 or 15(d) of
The Securities Exchange Act of 1934


Date of Report (date of earliest event reported): January 8, 1996 Commission File Number: 0-16454


CIMETRIX Incorporated
(Exact Name of Registrant as Specified in its Charter)


           Nevada                              87-0439107
(State or other jurisdiction of             (IRS Employer
incorporation or organization)              Identification No.)


2222 South 950 East, Provo, Utah                       84606
(Address of Principal Executive Offices)             (Zip Code)


Registrant's Telephone Number, Including Area Code:
(801) 344-7000


(Former name, former address, and formal fiscal year, if changed since last report)



Page 1 of 4 consecutively numbered pages.

Item 5.  Other

Investment Banker Engaged

In an agreement signed January 8, 1996, the Registrant engaged Cowen & Company ("Cowen") to act as the Registrant's investment banker. The Registrant intends to explore with Cowen the possibility of establishing strategic and financial relationships with one or more companies, which may include the sale or merger of the Registrant.
The term of this engagement extends through December 31, 1996.

Changes in the Board of Directors

On December 15, 1995, the Board of Directors elected Dr. Ron Lumia as a new director to the Board of the Registrant, effective January 1, 1996 and until the election of directors at the next annual Shareholders' meeting.. Dr. Lumia is a Professor in the Mechanical Engineering Department of the University of New Mexico. From 1986 through 1994, Dr. Lumia served as Group Leader at the National Institute of Standards and Technology (NIST), performing research in the areas of advanced automation, robotics, machine vision, and systems integration. Previously, he taught at ESIEE (Paris, France), Virginia Tech, and the National University of Singapore, where he consulted for a variety of companies. Dr. Lumia received a Bachelor of Science degree from Cornell University and an M.S. and Ph.D. from the University of Virginia, all in electrical engineering. He is the author of over 100 technical papers.

In connection with his compensation for service as a Board member, the Registrant restructured its obligations under a previous option agreement negotiated with Mr. Lumia pursuant to a consulting agreement dated July 15, 1995. In exchange for Mr. Lumia's release of the Registrant from its previous obligations, the Registrant has granted him non-qualified options to purchase 40,000 shares of restricted common stock at $5.00 per share, which will vest immediately.


On January 12, 1996, Paul A. Bilzerian resigned as a member of the Board of Directors. However, Mr. Bilzerian will continue to act as a management consultant to the Registrant.

New Vice President of Sales

Effective January 1, 1996, the Registrant has employed a new vice president of sales and marketing, filling a vacancy that has been open since mid-October 1995. Mr. Robert H. Reback was previously employed as the District Manager for Fanuc Robotics, Inc., one of the largest suppliers of industrial robots in North America. Prior to working with Fanuc, Mr. Reback was employed as Director of Sales and Marketing for Thesis Group, Inc., a supplier of MES software to the electronics industry. Previously, Mr. Reback was employed as a Senior Engineer with Texas Instruments where he was responsible for implementing robotics and other technologies into state-of-the-art flexible manufacturing systems. Mr. Reback has a BSME and an MSIE from Purdue University.

SIGNATURES

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  January 15, 1996         CIMETRIX INCORPORATED


                                By  /s/ Kitt R. Finlinson
                                  Kitt R. Finlinson, Vice-President
                                  (Chief Financial Officer and
                                   Chief Accounting Officer)